Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Trump Entertainment Resorts, Inc., Trump Entertainment Resorts Holdings, L.P., and Trump Entertainment Resorts Funding, Inc. (the “Registrants”) on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John P. Burke, the Interim Chief Financial Officer of the Registrants, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

Date: May 12, 2008	/s/ JOHN P. BURKE
John P. Burke
Executive Vice President, Interim Chief Financial Officer and Corporate Treasurer of Trump Entertainment Resorts, Inc.

Date: May 12, 2008	/s/ JOHN P. BURKE
John P. Burke
Executive Vice President, Interim Chief Financial Officer and Corporate Treasurer of Trump Entertainment Resorts Holdings, L.P.

Date: May 12, 2008	/s/ JOHN P. BURKE
John P. Burke
Executive Vice President, Interim Chief Financial Officer and Corporate Treasurer of Trump Entertainment Resorts Funding, Inc.